EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-38171 of FINOVA Capital Corporation (a subsidiary of The Finova Group Inc.) on Form S-3 of our report dated February 10, 1999, appearing in this Annual Report on Form 10-K of FINOVA Capital Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 4, 1999